JOINT FILING AGREEMENT

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, each party hereto hereby agrees to the joint filing, on behalf of each of them, of any filing required by such party under Section 13 of the
Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with the Securities and
Exchange Commission (and, if such security is registered on a national securities exchange, also with the exchange), and further agrees to the filing, furnishing, and/or incorporation by reference of this agreement as an exhibit thereto. This agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party.

IN WITNESS WHEREOF, each party hereto, being duly authorized, has caused this agreement to be executed and effective as of the date set forth below.

Date: February 10, 2023

Chow Tai Fook Enterprises Ltd.

By: /s/ Rennie Wong
Name: Rennie Wong
Title: Senior Legal Counsel

Chow Tai Fook Capital Ltd.

By: /s/ Rennie Wong
Name: Rennie Wong
Title: Assistant Corporate Secretary

Chow Tai Fook (Holding) Ltd.

By: /s/ Rennie Wong
Name: Rennie Wong
Title: Assistant Corporate Secretary

Century Vision Holdings Ltd

By: /s/ Rennie Wong
Name: Rennie Wong
Title: Assistant Corporate Secretary

Prestige Century Investments Ltd.

By: /s/ Rennie Wong
Name: Rennie Wong
Title: Assistant Corporate Secretary